Exhibit 99.1

[Letterhead of SCG Financial Acquisition Corp.]

December 14, 2012

2012 DOOH Investments LLC

540 W. Madison, Suite 2500

Chicago, Illinois 60667

Attention: Donald R. Wilson, Jr.

Mr. Wilson:

This equity commitment letter agreement (“Agreement”) is entered into and effective as of the date first written above (the “Effective Date”), by and between SCG Financial Acquisition Corp., a Delaware corporation (“SCG”) and 2012 DOOH Investments LLC, an Illinois limited liability company (“Investor”). SCG entered into a non-binding letter of intent with RMG Networks, Inc., a Delaware corporation (“Target”), on November 23, 2012 (the “LOI”). In order to consummate SCG’s initial business combination with Target (or an affiliate of Target) and conduct redemptions of shares of SCG common stock, par value $0.0001 per share (“SCG Common Stock”) pursuant to the terms and conditions of SCG’s Amended and Restated Certificate of Incorporation, SCG anticipates filing a Tender Offer Statement on Schedule TO (the “Tender Offer”) with the Securities and Exchange Commission (the “SEC”), in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Commitment. This Agreement confirms the commitment of Investor, upon the terms and subject to the conditions set forth herein, to purchase an aggregate of two million three hundred and fifty thousand (2,350,000) shares of SCG Common Stock through (i) purchases of SCG Common Stock on the open market or in privately negotiated transactions at a price per share not to exceed $10.02 per share of SCG Common Stock, (ii) the issuance by SCG to Investor of shares of SCG Common Stock or (iii) a combination thereof, which shares shall not be tendered by Investor pursuant to the Tender Offer (the “Stock Purchase Commitment”), and SCG hereby confirms its commitment to issue shares of SCG Common Stock as contemplated by clause (ii) of this sentence. Investor hereby agrees and acknowledges that SCG shall have sole discretion regarding how many (if any) shares of SCG Common Stock Investor will purchase pursuant to clause (i) of the immediately preceding sentence. The closing of any issuance by SCG to Investor of any shares of SCG Common Stock shall occur concurrently with the purchase by SCG of shares of SCG Common Stock pursuant to the Tender Offer and the consummation of SCG's acquisition of Target and that any such shares of SCG Common Stock shall be issued and sold to Investor at a price of $10.00 per share. On the earlier of the date of consummation of the Tender Offer and the tenth business day after Investor fulfills the Stock Purchase Commitment, SCG shall issue an additional one hundred and twenty thousand (120,000) shares of SCG Common Stock to Investor as consideration for the Stock Purchase Commitment. In connection with any proposed purchase by Investor, prior to the communication or other dissemination of any material, non-public information relating to SCG or Target to any potential seller in such purchase, Investor shall execute a confidentiality agreement with such potential seller, in a form reasonably satisfactory to SCG and SCG hereby expressly authorizes and approves, and confirms that it has all contractual and other rights to authorize and approve, the communication or dissemination of any such material, non-public information relating to SCG or Target by Investor to any potential seller who has executed such confidentiality agreement. SCG shall provide Investor with at least five business days' prior written notice of the commencement of the Tender Offer and the public announcement thereof. All stock and stock price amounts set forth herein shall be subject to proportionate adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof.

2. Termination. Investor’s obligations under this Agreement, including the obligation to fulfill the Stock Purchase Commitment hereunder, shall expire upon the earliest to occur of (i) the fulfillment of the Stock Purchase Commitment; (ii) April 13, 2013; (iii) written notice to Investor or public disclosure by SCG that SCG has decided not to file the Tender Offer with the SEC or (iv) written notice to Investor or public disclosure by SCG that the LOI has terminated or SCG has decided not to pursue the initial business combination with Target (such date, the “Expiration Date”).

3. Registration Rights. SCG shall, on the date of consummation of the Tender Offer (or if Investor fulfills the Stock Purchase Commitment as contemplated hereunder prior to the consummation of the Tender Offer, as promptly as possible after such fulfillment), enter into a registration rights agreement with Investor, providing Investor with demand and piggyback registration rights covering all of its shares of SCG Common Stock and in form and substance reasonably acceptable to Investor..

4. Representations and Warranties of Investor. Investor hereby represents and warrants to SCG as follows:

(i) Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois;

(ii) Investor has the requisite limited liability company power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Investor and, assuming the due authorization, execution and delivery by SCG, will constitute, upon such execution and delivery, legal, valid and binding obligations of Investor, enforceable against Investor in accordance with its terms and conditions;

(iii) no material consent of, permit or exemption from, or declaration, filing or registration with, any governmental authority is required to be made or obtained by Investor in connection with the execution, delivery and performance of this Agreement by Investor, other than filings that may be required to be made by Investor pursuant to Section 13(d) and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(iv) neither the execution and delivery of this Agreement by Investor, nor the performance by Investor of the transactions contemplated hereby will (A) to Investor’s knowledge, result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent under any of the terms, conditions or provisions of any material mortgage, loan, license, agreement, lease or other instrument or obligation to which Investor is a party, or (B) to Investor’s knowledge, conflict with or violate any laws applicable to Investor; and

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(v) Investor has the necessary funding, including capital commitments to which it is, and will be immediately prior to the Expiration Date, legally entitled to draw down, in order to fulfill its obligations hereunder.

5. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, SCG, by its acceptance hereof, covenants and agrees that no party other the Investor shall have any obligation hereunder and that (i) no recourse (whether at law, in equity, in contract, in tort or otherwise) hereunder or under any documents or instruments delivered in connection herewith or in connection with any of the transactions contemplated hereby or thereby, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, security holder, affiliate, stockholder, controlling party, assignee or representative of Investor, other than Investor or its assignees hereunder (any such party, other than Investor or its assignees hereunder, a “Related Party”), or any Related Party of any Related Party of Investor (including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, this Agreement or any documents or instruments delivered in connection herewith or the transactions contemplated hereby or thereby (or in respect of any oral representations made or alleged to be made in connection herewith or therewith) or with respect to any legal action (whether at law, in equity, in contract, in tort or otherwise), including, without limitation, in the event SCG breaches any obligations it may have under a definitive agreement with Target and including whether or not SCG’s breach is caused by the breach by Investor of its obligations under this Agreement), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Related Party of Investor or any Related Party of any Related Party of Investor under this Agreement or any documents or instruments delivered in connection herewith (or in respect of any oral representations made or alleged to be made in connection herewith or therewith) or for any legal action (whether at law, in equity, in contract, in tort or otherwise) based upon, in respect of, or by reason of such obligations hereunder or by their creation. Nothing in this Agreement, express or implied, is intended to or shall confer upon Target, its affiliates or equity holders or any other party, other than the parties hereto, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6. Amendment; Assignment. This Agreement may not be amended, modified or terminated in any respect without the prior written consent of SCG and Investor. Neither party may assign all or any portion of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Investor shall be permitted to assign all or any portion of its obligations to fulfill the Stock Purchase Commitment and its related rights hereunder to any affiliate of Investor, provided that any such assignment shall not relieve Investor of its obligations under this Agreement.

7. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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8. Miscellaneous.

(i) This Agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior agreements, understandings, representations, discussions and statements, both written and oral, between SCG and any of its affiliates and Investor and any of its affiliates, and shall not be contradicted or qualified by any other agreement, oral or written, prior to the date hereof.

(ii) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof. Each party to this Agreement (A) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts located in the Northern District of Illinois and the state courts of the State of Illinois, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (C) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in any state court within Chicago, Illinois or the federal courts located in the Northern District of Illinois, (D) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (E) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts.

(iii) This Agreement may be executed in counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement is executed and effective as of the Effective Date.

SCG FINANCIAL ACQUISITION CORP.

By:	/s/ Gregory H. Sachs
Name:	Gregory H. Sachs
Title:	Chairman, President and Chief Executive Officer

Accepted and Agreed:

2012 DOOH INVESTMENTS LLC

By: DOOH Investment Management LLC

Its: Manager

By:	/s/ Donald R. Wilson, Jr.
Name:	Donald R. Wilson, Jr.
Title:	Manager